Exhibit 3.1

CERTIFICATE OF AMENDMENT TO THE
SIXTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
CESCA THERAPEUTICS INC.

Adopted in accordance with the provisions
of Section 242 of the General Corporation
Law of the State of Delaware

Cesca Therapeutics Inc., (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, by its duly authorized officer, does hereby certify:

FIRST: That the Board of Directors of the Corporation has duly adopted resolutions (i) authorizing the Corporation to execute and file with the Secretary of State of the State of Delaware an amendment of the Corporation’s Sixth Amended and Restated Certificate of Incorporation to reclassify, change, and convert each ten (10) outstanding shares of the Corporation’s Common Stock, par value $0.001 per share, into one (1) share of Common Stock, par value $0.001 per share; (ii) declaring such amendment to be advisable and (iii) directing that such amendment be considered at the Annual Meeting of Stockholders held on May 30, 2019.

SECOND: That upon the effectiveness of this Certificate of Amendment to the Sixth Amended and Restated Certificate of Incorporation, the Sixth Amended and Restated Certificate of Incorporation is hereby amended by replacing the second paragraph of Article FOURTH in its entirety to read as follows:

“Each ten (10) shares of the Common Stock, par value $0.001 per share, of the Corporation issued and outstanding or held in treasury as of 5:00 p.m. Pacific Time on the date this Certificate of Amendment to the Sixth Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware (the “Effective Time”) shall be reclassified as and changed into one (1) share of Common Stock, par value $0.001 per share, of the Corporation, without any action by the holders thereof. The fractional interest held by each Stockholder who, immediately prior to the Effective Time, owns a number of shares of Common Stock which is not evenly divisible by ten (10), shall be reclassified as and changed into one (1) share of Common Stock, par value $0.001 per share.”

THIRD: That, in accordance with the provisions of the Delaware General Corporation Law, the holders of a majority of the outstanding Common Stock of the Corporation entitled to vote thereon affirmatively voted in favor of the amendment at the Annual Meeting of Stockholders held on May 30, 2019.

FOURTH: That the amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law by the Board of Directors and stockholders of the Corporation.

* * *

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Sixth Amended and Restated Certificate of Incorporation to be executed by Xiaochun (Chris) Xu, Ph.D., its Chief Executive Officer, this 4th day of June, 2019.

CESCA THERAPEUTICS INC.

By:	/s/ Xiaochun Xu
Xiaochun (Chris) Xu, Ph.D.
Chief Executive Officer

CERTIFICATE OF AMENDMENT TO THE
SIXTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
CESCA THERAPEUTICS INC.

Adopted in accordance with the provisions
of Section 242 of the General Corporation
Law of the State of Delaware

Cesca Therapeutics Inc., (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, by its duly authorized officer, does hereby certify:

FIRST: That the Board of Directors of the Corporation has duly adopted resolutions (i) authorizing the Corporation to execute and file with the Secretary of State of the State of Delaware an amendment of the Corporation’s Sixth Amended and Restated Certificate of Incorporation to reclassify, change, and convert each twenty (20) outstanding shares of the Corporation’s Common Stock, par value $0.001 per share, into one (1) share of Common Stock, par value $0.001 per share; (ii) declaring such amendment to be advisable and (iii) directing that such amendment be considered at the Annual Meeting of Stockholders held on March 2, 2016.

SECOND: That upon the effectiveness of this Certificate of Amendment to the Sixth Amended and Restated Certificate of Incorporation, the Sixth Amended and Restated Certificate of Incorporation is hereby amended by adding a new paragraph after the first paragraph of Article FOURTH to read as follows:

“Each twenty (20) shares of the Common Stock, par value $0.001 per share, of the Corporation issued and outstanding or held in treasury as of 5:00 p.m. Pacific Time on the date this Certificate of Amendment to the Sixth Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware (the “Effective Time”) shall be reclassified as and changed into one (1) share of Common Stock, par value $0.001 per share, of the Corporation, without any action by the holders thereof. The fractional interest held by each Stockholder who, immediately prior to the Effective Time, owns a number of shares of Common Stock which is not evenly divisible by 20, shall be reclassified as and changed into one (1) share of Common Stock, par value $0.001 per share.”

THIRD: That, in accordance with the provisions of the Delaware General Corporation Law, the holders of a majority of the outstanding Common Stock of the Corporation entitled to vote thereon affirmatively voted in favor of the amendment at the Annual Meeting of Stockholders held on March 2, 2016.

FOURTH: That the amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law by the Board of Directors and stockholders of the Corporation.

*     *     *

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Sixth Amended and Restated Certificate of Incorporation to be executed by Robin Stracey, its Chief Executive Officer, this 4th day of March, 2016.

CESCA THERAPEUTICS INC.

By:	/s/ Robin Stracey
Robin Stracey
Chief Executive Officer

CERTIFICATE OF AMENDMENT
TO THE SIXTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
CESCA THERAPEUTICS INC.

 Cesca Therapeutics Inc., a corporation organized under and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that:

 FIRST: The name of the Corporation is CESCA THERAPEUTICS INC.

SECOND: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the Delaware General Corporation Law, adopted resolutions to amend the first paragraph of Article FOURTH of the Sixth Amended and Restated Certificate of Incorporation of the Corporation to read in its entirety:

      “The Corporation is authorized to issue two classes of stock, designated Common Stock, $0.001 par value (“Common Stock”) and Preferred Stock, $0.001 par value (“Preferred Stock”). The total number of shares which the Corporation is authorized to issue is Three Hundred Fifty Two million (352,000,000). The total number of shares of Common Stock is Three Hundred Fifty Million (350,000,000) and the total number of Shares of Preferred Stock is Two Million (2,000,000).”

 THIRD: This Certificate of Amendment to the Restated Certificate of Incorporation was submitted to the stockholders of the Corporation and was duly approved by the required vote of stockholders of the Corporation in accordance with Sections 222 and 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, said Certificate of Amendment to the Restated Certificate of Incorporation has been duly executed by its authorized officer this 30th day of October 2015.

CESCA THERAPEUTICS INC.

/s/ Robin C. Stracey
Robin C. Stracey, Chief Executive Officer

CERTIFICATE OF AMENDMENT

TO THE AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

CESCA THERAPEUTICS INC.

Cesca Therapeutics Inc., a corporation organized under and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that:

FIRST: The name of the Corporation is CESCA THERAPEUTICS INC.

SECOND: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the Delaware General Corporation Law, adopted resolutions to amend the first paragraph of Article FOURTH of the Amended and Restated Certificate of Incorporation of the Corporation to read in its entirety:

“The Corporation is authorized to issue two classes of stock designated Common Stock, $0.001 par value (“Common Stock”) and Preferred Stock, $0.001 par value. The total number of shares of Common Stock that the Corporation shall have authority to issue is One Hundred Fifty Million (150,000,000) and the total number of Shares of Preferred Stock that the Corporation shall have authority to issue is Two Million (2,000,000).

THIRD: This Certificate of Amendment to the Amended and Restated Certificate of Incorporation was submitted to the stockholders of the Corporation and was duly approved by the required vote of stockholders of the Corporation in accordance with Sections 222 and 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, said Certificate of Amendment to the Restated Certificate of Incorporation has been duly executed by its authorized officer this 19th day of June 2015.

CESCA THERAPEUTICS INC.

/s/ Robin C. Stracey
Robin C. Stracey, Chief Executive Officer

CERTIFICATE OF MERGER

TOTIPOTENTRX CORPORATION,

A CALIFORNIA CORPORATION,

INTO

THERMOGENESIS CORP.,

A DELAWARE CORPORATION

Pursuant to Title 8, Section 252 of the General Corporation Law of the State of Delaware, the undersigned hereby executed the following Certificate of Merger:

First:  The name of surviving corporation is ThermoGenesis Corp., a Delaware corporation (“Surviving Company”).

Second:  The name of the corporation being merged into this surviving corporation is TotipotentRX Corporation, a California corporation (“Disappearing Company”).

Third:  The agreement of merger or consolidation has been approved and executed by each of the business entities which are to merge or consolidate (the “Merger Agreement”).

Fourth:  The Certificate of Incorporation of the Surviving Corporation in effect immediately prior to the filing of this Certificate shall be its Certificate of Incorporation; provided, however, that at the Effective Time, Article I of the certificate of incorporation of the Surviving Corporation shall be amended and restated in its entirety to read as follows:

“The name of the corporation (hereinafter called the “corporation”) is Cesca Therapeutics Inc.”

Fifth:  The merger is to become effective upon filing.

Sixth:  The agreement of merger is on file at the place of business of the Surviving Corporation and the principal address thereof is 2711 Citrus Road, Rancho Cordova, CA  95742.

Seventh:  A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any member of any stockholder or any person holding an interest in Disappearing Corporation.

Eighth:  The Surviving Corporation agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of the Surviving Corporation arising from this merger, including any suit or other proceeding to enforce the rights of any stockholders as determined in appraisal proceedings pursuant to the provisions of Section 262 of the Delaware General Corporation laws, and irrevocably appoints the Secretary of State of Delaware as its agent to accept services of process in any such suit or proceeding.  The Secretary of State shall mail any such process to the Surviving Corporation at 2711 Citrus Road, Rancho Cordova, CA  95742.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned, as the Surviving Corporation of the merger, has caused this certificate to be signed by an authorized officer this 13 day of February, 2014.

THERMOGENESIS CORP.

By:	/s/ Matthew T. Plavan
Name:	Matthew T. Plavan
Title:	CEO

[Signature Page to the Certificate of Merger]

CERTIFICATE OF AMENDMENT
TO THE AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
THERMOGENESIS CORP.

ThermoGenesis Corp., a corporation organized under and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that:

FIRST: The name of the Corporation is THERMOGENESIS CORP.

SECOND: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the Delaware General Corporation Law, adopted resolutions to amend the first paragraph of Article FOURTH of the Amended and Restated Certificate of Incorporation of the Corporation to read in its entirety:

“The Corporation is authorized to issue two classes of stock, designated Common Stock, $0.001 par value (“Common Stock”) and Preferred Stock, $0.001 par value. The total number of shares of Common Stock that the Corporation shall have authority to issue is Eighty Million (80,000,000) and the total number of Shares of Preferred Stock that the Corporation shall have authority to issue is Two Million (2,000,000). Effective as of 5:00 pm, Eastern time, on the date this Certificate of Amendment to the Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, each four (4) shares of the Corporation’s Common Stock, par value $0.001 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $0.001 per share, of the Corporation. No fractional shares shall be issued and, in lieu thereof, any holder of less than one (1) share of Common Stock shall be entitled to receive one (1) whole share of Common Stock, as of the date this Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware.”

THIRD: This Certificate of Amendment to the Restated Certificate of Incorporation was submitted to the stockholders of the Corporation and was duly approved by the required vote of stockholders of the Corporation in accordance with Sections 222 and 242 of the Delaware General Corporation Law.

  IN WITNESS WHEREOF, said Certificate of Amendment to the Restated Certificate of Incorporation has been duly executed by its authorized officer this 9th day of August, 2010.

THERMOGENESIS CORP.

/s/ J. Melville Engle
J. Melville Engle Chief Executive Officer

Sixth Amended and Restated
Certificate of Incorporation
of Thermogenesis Corp.

ThermoGenesis Corp., a corporation organized and existing under the laws of the State of Delaware, (the “Corporation”) hereby certifies as follows:

1.     The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 3, 1986, under the corporate name Refrigeration Systems International, Inc

2.     A Certificate of Merger was filed with the Secretary of State of the State of Delaware on September 26, 1986, whereupon the Corporation’s name changed to Insta Cool Inc. of North America.

3.     A Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on March 24, 1994.

4.     An Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 12, 1995, changing the Corporation’s name to THERMOGENESIS CORP.

5.     An Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 5, 1996.

6.     An Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 2, 1999.

7.     A Fifth Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 28, 2005.

8.     This Sixth Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors and stockholders of the Corporation in accordance with Sections 242 and 245 of the Delaware General Corporation Law and restates and integrates and further amends the provisions of the previous filed Amended and Restated Certificate of Incorporation of this Corporation.

9.     The current Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirely to read as follows:

FIRST:     The name of the corporation is: THERMOGENESIS CORP.

SECOND:     The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, County of Newcastle, Delaware 19808; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Company Corporation.

THIRD:     The nature of the business or purposes to be conducted or promoted of this Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware

FOURTH:     The Corporation is authorized to issue two classes of stock, designated Common Stock, $0.001 par value (“Common Stock”) and Preferred Stock, $0.001 par value. The total number of shares of Common Stock that the Corporation shall have authority to issue is Eighty Million (80,000,000) and the total number of Shares of Preferred Stock that the Corporation shall have authority to issue is Two Million (2,000,000).

The Corporation has no issued or outstanding shares of its previously authorized Series A Convertible Preferred Stock. Accordingly, all rights, preferences, privileges and restrictions granted to or imposed upon such series of shares have been omitted from this Sixth Amended and Restated Certificate of Incorporation.

Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors shall determine the designation of each series and the authorized number of shares of each series. The Board of Directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of shares of Preferred Stock and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series. If the number of shares of any series of Preferred Stock shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

FIFTH:     Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court or equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to: any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

SIXTH:     The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. The number of directors which shall constitute the entire Board of Directors shall be fixed by, or in the manner provided in, the bylaws of this Corporation. The election of directors of the Corporation need not be by written ballot, unless the bylaws so provide.

SEVENTH:     The Board of Directors is authorized to adopt, amend or repeal the bylaws of the Corporation. The stockholders shall also have the power to adopt, amend or repeal the bylaws of the Corporation. Notwithstanding, any provision for the classification of directors for staggered terms pursuant to Section 141(d) of the Delaware General Corporation Law shall be set forth in the bylaws adopted by the stockholders unless provisions for such classification shall be set forth in the Corporation’s certificate of incorporation.

EIGHTH:     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as the same exists or may hereafter be amended.

Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

NINTH:     To the fullest extent permitted by Section 145 of the General Corporation Law of Delaware as the same exists or may hereafter be amended, the Corporation shall indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for hereby shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to any action such person may have performed in current official capacity or in another capacity while holding such office, and shall continue as to any person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of heirs, executors and administrators of such person. No repeal or modification of this Section by the stockholders of the Corporation shall adversely affect any right of protection existing by virtue of this Section at the time of such repeal modification.

IN WITNESS WHEREOF, the Corporation has caused this Sixth Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer this 6th day of December 2005.

THERMOGENESIS CORP.

/s/ Philip H. Coelho
Philip H. Coelho, Chairman & CEO